Exhibit 99.1

 Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
David Takats, CFO
610-581-4801

Bryn Mawr Bank Corporation Posts Record Second Quarter Earnings of $8.1 Million, Increases Dividend by 5.3% to $0.20, Reports Strong Loan Growth, Wealth Assets Reach Record High of $8.5 Billion

BRYN MAWR, Pa., July 23, 2015 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $8.1 million and diluted earnings per share of $0.45 for the three months ended June 30, 2015, as compared to net income of $7.6 million and diluted earnings per share of $0.55 for the same period in 2014.

On a non-GAAP basis, core net income, which excludes due diligence and merger-related expenses and net gain on sale of available for sale investment securities, was $9.0 million, or $0.50 per diluted share, for the second quarter of 2015 as compared to $7.8 million, or $0.56 per diluted share, for the same period in 2014. Management believes these non-GAAP measures are important in evaluating the Corporation’s performance. A reconciliation of the non-GAAP to GAAP performance measures is included in the schedules accompanying this earnings release.

In addition to the fluctuations in securities gains and due diligence and merger-related expenses, the provision for loan and lease losses (the “Provision”) increased by $950 thousand for the three months ended June 30, 2015 as compared to the same period in 2014. On a tax-effected basis, this increase in Provision accounts for a $0.03 decrease in diluted earnings per share for the second quarter of 2015 as compared to the same period in 2014.

“While we continue to integrate Continental’s operations into Bryn Mawr’s, we are very pleased with the strong results for the second quarter, as well as the solid loan growth that we experienced during the quarter,” commented Frank Leto, President and Chief Executive Officer. Mr. Leto continued, “With an increase in our quarterly core earnings of $1.2 million, year over year, we are beginning to realize the significant contributions that the Continental merger, as well as our recent insurance acquisitions, are making to our bottom line. Once we have completed the Continental systems conversion, scheduled for the fourth quarter of 2015, we will begin to fully realize the anticipated cost savings, as many of the redundant costs will be eliminated.”

On July 23, 2015, the Board of Directors of the Corporation declared a quarterly dividend of $0.20 per share, payable September 1, 2015 to shareholders of record as of August 4, 2015.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – 2nd Quarter 2015 Compared to 2nd Quarter 2014

●	Net income of $8.1 million for the three months ended June 30, 2015 increased $515 thousand, or 6.8%, from $7.6 million for the same period in 2014.

●

Net interest income for the three months ended June 30, 2015 was $25.1 million, an increase of $5.6 million, or 28.9%, from $19.4 million for the same period in 2014. The increase in net interest income between the periods was largely related to the interest income generated by loans acquired in the January 1, 2015 merger with Continental Bank Holdings, Inc. (“CBHI” and the “Merger”). Average loans for the three months ended June 30, 2015 increased by $517.7 million from the same period in 2014. The increase in interest income resulting from loans acquired in the Merger was partially offset by an increase in interest expense on interest-bearing deposits. Average interest-bearing deposits for the three months ended June 30, 2015 increased by $446.1 million as compared to the same period in 2014, primarily related to the deposits acquired in Merger.

●

The tax-equivalent net interest margin of 3.81% for the three months ended June 30, 2015 was a 22 basis point decrease from 4.03% for the same period in 2014. The decrease was largely the result of the 15 basis point decline in tax-equivalent yield on portfolio loans, accompanied by a $517.7 million increase in average portfolio loan balances. In addition, average interest-bearing deposits, which increased by $446.1 million, included a 2 basis point increase in the tax-equivalent rate paid. The decline in yield on portfolio loans was primarily related to the lower yields earned on the loans acquired in the Merger. The contribution of fair value mark accretion to the tax equivalent net interest margin accounted for 23 basis points of the margin for the second quarter of 2015 as compared to 20 basis points for the same period in 2014.

●

Non-interest income for the three months ended June 30, 2015 increased $1.4 million as compared to the same period in 2014. Contributing to this increase was an increase of $660 thousand in insurance revenues, as the Bank experienced a continued increase in fees and commissions resulting from the October 2014 acquisition of Powers Craft Parker and Beard, Inc. and the April 2015 acquisition of the Robert J. McAllister Agency. These two acquisitions continue to enhance this source of non-interest income. In addition, gain on sale of residential mortgage loans increased by $241 thousand, or 44.9%, for the three months ended June 30, 2015 as compared to the same period in 2014. Residential mortgage loans originated for resale during the second quarter of 2015 totaled $63.3 million, representing a 59.9% increase from the $39.6 million originated in the same period in 2014. Revenue from the Wealth Management Division totaled $9.6 million for the second quarter of 2015 as compared to $9.5 million for the same period in 2014.

●

Non-interest expense for the three months ended June 30, 2015 increased $5.4 million, to $26.0 million, as compared to $20.6 million for the same period in 2014. Increases of $1.4 million, $809 thousand and $1.1 million, in salary and wages, employee benefits and occupancy expenses, respectively, much of which was related to the addition of the Continental staff and offices, contributed to the increase. In addition, due diligence and merger-related costs increased by $917 thousand from the second quarter of 2014, largely due to the Merger and the ongoing integration efforts. Due diligence and merger-related expenses include consultant costs, investment banker fees, contract breakage fees, retention bonuses for severed employees, as well as salary and wages for redundant staffing involved in the integration of the two institutions.

●

Nonperforming loans and leases of $9.0 million as of June 30, 2015 were 0.42% of total portfolio loans and leases, as compared to $8.4 million, or 0.52% of total portfolio loans and leases as of June 30, 2014. For the three months ended June 30, 2015, the Corporation recorded net loan and lease charge-offs of $187 thousand, as compared to $200 thousand for the same period in 2014. The Provision for the three months ended June 30, 2015 was $850 thousand as compared to a $100 thousand release from the allowance for loan and lease losses (the “Allowance”) for the same period in 2014. Directly correlated with the increase in the Provision was the $64.7 million increase in portfolio loans during the second quarter of 2015.

Results of Operations – 2nd Quarter 2015 Compared to 1st Quarter 2015

●	Net income of $8.1 million for the three months ended June 30, 2015 increased $625 thousand, or 8.3%, from $7.5 million for the three months ended March 31, 2015.

●

Net interest income for the three months ended June 30, 2015 was $25.1 million, an increase of $275 thousand from $24.8 million for the three months ended March 31, 2015. The increase in net interest income between the periods was related to a $404 thousand increase in interest on loans, partially offset by a $174 thousand decrease in interest on investment securities. Average investment securities available for sale decreased by $23.2 million for the second quarter of 2015 as compared to the first quarter of 2015.

●

The tax-equivalent net interest margin of 3.81% for the three months ended June 30, 2015 increased 2 basis points from 3.79% in the first quarter of 2015. The contribution of fair value mark accretion to the tax equivalent net interest margin accounted for 23 basis points of the margin for the second quarter of 2015 as compared to 22 basis points for the first quarter of 2015.

●

Non-interest income for the three months ended June 30, 2015 decreased $588 thousand from the first quarter of 2015. This decrease was primarily related to an $807 thousand decrease in gain on sale of available for sale investment securities and a $316 thousand decrease in dividends on bank stocks. These decreases were partially offset by a $495 thousand increase in wealth management revenue between the periods.

●

Non-interest expense for the three months ended June 30, 2015 decreased $1.4 million, to $26.0 million, as compared to $27.4 million for the first quarter of 2015. Largely accounting for the decrease was a $1.2 million decrease in due diligence and merger-related costs.

●

For the three months ended June 30, 2015, the Corporation recorded net loan and lease charge-offs of $187 thousand, as compared to $859 thousand for the first quarter of 2015. The Provision for the three months ended June 30, 2015 was $850 thousand as compared to $569 thousand for the first quarter of 2015. The primary driver for the Provision increase was the $64.7 million, or 3.1%, increase in portfolio loan balances between March 31, 2015 and June 30, 2015.

Financial Condition – June 30, 2015 Compared to December 31, 2014

●

Total portfolio loans and leases of $2.15 billion as of June 30, 2015 increased by $501.0 million from December 31, 2014. In addition to the $424.2 million of portfolio loans acquired in the Merger, strong organic loan growth of $64.7 million during the second quarter of 2015 occurred as the Bank’s expanded footprint and new team of lenders were able to develop many new lending relationships.

●

The Allowance, as of June 30, 2015, was $15.0 million, or 0.69% of portfolio loans as compared to $14.6 million, or 0.88% of portfolio loans and leases, as of December 31, 2014. The decrease in Allowance as a percentage of portfolio loans and leases was primarily the result of the increase in the balance of portfolio loans from the Merger. Loans acquired in the Merger were marked to their fair value at acquisition, and, as such, no additional Allowance was recorded for the acquired loan portfolio. In order to take this into account when evaluating the adequacy of the Allowance, in addition to other factors, management considers two additional non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.88% as of June 30, 2015 as compared to 0.94% as of December 31, 2014, and the Allowance plus the remaining loan mark, as a percentage of gross loans, which was 1.60% as of June 30, 2015, as compared to 1.27% as of December 31, 2014.

●

Available for sale investment securities as of June 30, 2015 were $349.5 million, an increase of $119.9 million from December 31, 2014. As a result of the Merger, the Corporation acquired $181.8 million of available for sale investment securities. During the first quarter of 2015, the Corporation sold $63.2 million of these acquired available for sale investment securities in order to shorten the overall duration of the investment portfolio. Proceeds from the sale of available for sale investment securities along with excess cash were used to pay down $94.5 million of short-term FHLB advances assumed from CBHI which matured shortly after the Merger was completed, as well as to prepay $19.5 million of long-term FHLB advances which had also been assumed in the Merger.

●

Total assets as of June 30, 2015 were $2.95 billion, an increase of $703.5 million from December 31, 2014. The Continental merger accounted for an initial increase in total assets of $742.6 million. Taking into account the assets acquired in the Merger, portfolio loans and leases increased by $76.8 million, available for sale investment securities decreased by $61.9 million, and FHLB stock decreased by $5.0 million.

●	Wealth assets under management, administration, supervision and brokerage totaled $8.54 billion as of June 30, 2015, an increase of $836.1 million from December 31, 2014.

●

Deposits of $2.26 billion as of June 30, 2015, increased $572.6 million from December 31, 2014. The Merger accounted for an initial increase of $481.7 million of deposits, which included $93.9 million of non-interest-bearing deposits. In addition, an increase of $95.6 million and a decrease of $4.7 million in non-interest-bearing deposits and interest-bearing deposits, respectively, were recorded between the dates. As of June 30, 2015, non-interest-bearing deposits comprised 28.2% of total deposits as compared to 26.5% as of December 31, 2014.

●

The capital ratios for the Bank and the Corporation, as shown in the attached tables, indicate levels well above the regulatory minimum to be considered “well capitalized.” All of the Bank’s and the Corporation’s capital ratios have increased from the levels present at December 31, 2014, largely as a result of the stock issued in the CBHI merger and increases in retained earnings.

Other Items of Note

●

For the three months ended June 30, 2015, the Corporation repurchased 88,800 shares of common stock under its February 2006 stock buyback program at an average purchase price of $29.58 per share. The repurchase was made in order to offset share issuances in connection with the Corporation’s various stock-based compensation awards, which totaled 98,473 shares during the second quarter of 2015.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Friday, July 24, 2015. Interested parties may participate by dialing (toll-free) 1-877-504-8812 (international (toll) 1-412-902-6656). A recorded replay of the conference call will be available one hour after the conclusion of the call and will remain available through August 7, 2015. The recorded replay may be accessed by dialing (toll-free) 1-877-344-7529 (international (toll) 1-412-317-0088) and the conference number is 10067729.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://services.choruscall.com/links/bmtc150724.html. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of CBHI’s business with the Corporation may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014

Interest and fees on loans and leases	$25,568	$25,164	$19,913	$19,710	$19,876
Interest on cash and cash equivalents	124	115	66	46	44
Interest on investment securities:
Taxable	1,161	1,320	891	863	891
Non-taxable	106	135	95	100	101
Dividends	34	20	90	30	29
Total interest income	26,993	26,754	21,055	20,749	20,941

Savings, NOW and market rate deposits	575	594	422	430	420
Wholesale deposits	195	188	190	175	147
Time deposits	292	246	143	137	146
Interest on deposits	1,062	1,028	755	742	713
Interest on short-term borrowings	10	21	4	4	5
Interest on FHLB advances and other borrowings	851	910	809	827	781
Total interest expense	1,923	1,959	1,568	1,573	1,499

Net interest income	25,070	24,795	19,487	19,176	19,442
Provision for loan and lease losses	850	569	(316)	550	(100)
Net interest income after provision for loan and lease losses	24,220	24,226	19,803	18,626	19,542

Fees for wealth management services	9,600	9,105	9,263	9,099	9,499
Service charges on deposits	752	712	658	663	656
Loan servicing and other fees	597	591	450	431	428
Net gain on sale of residential mortgage loans	778	808	471	440	537
Net gain on sale of investment securities available for sale	3	810	390	-	85
Net gain (loss) on sale of other real estate owned	75	15	4	(49)	220
Dividends on bank stocks	299	615	211	126	198
Insurance revenue	817	1,021	795	164	157
Other operating income	1,256	1,088	641	669	977
Non-interest income	14,177	14,765	12,883	11,543	12,757

Salaries and wages	11,064	10,870	9,869	9,110	9,694
Employee benefits	2,618	2,729	1,900	1,652	1,809
Occupancy and bank premises	2,808	2,466	1,808	1,881	1,683
Furniture, fixtures and equipment	1,488	1,512	1,358	1,078	1,089
Advertising	479	557	400	310	455
Amortization of intangible assets	955	982	753	633	636
Due diligence and merger-related expenses	1,294	2,501	957	775	377
Professional fees	827	673	809	701	914
Pennsylvania bank shares tax	433	433	64	412	412
Information technology	814	702	747	678	697
Other operating expenses	3,202	4,004	3,267	2,731	2,860
Non-interest expense	25,982	27,429	21,932	19,961	20,626

Income before income taxes	12,415	11,562	10,754	10,208	11,673
Income tax expense	4,296	4,068	3,710	3,702	4,069
Net income	$8,119	$7,494	$7,044	$6,506	$7,604

Per share data:
Weighted average shares outstanding	17,713,794	17,545,802	13,646,098	13,600,348	13,531,155
Dilutive common shares	340,869	357,456	296,682	272,516	304,998
Adjusted weighted average diluted shares	18,054,663	17,903,258	13,942,780	13,872,864	13,836,153

Basic earnings per common share	$0.46	$0.43	$0.52	$0.48	$0.56

Diluted earnings per common share	$0.45	$0.42	$0.51	$0.47	$0.55

Dividend declared per share	$0.19	$0.19	$0.19	$0.19	$0.18

Effective tax rate	34.6%	35.2%	34.5%	36.3%	34.9%

Supplemental Non-GAAP Performance Measures* (Includes Reconciliation of Non-GAAP to GAAP Performance Measures)
Net income (a GAAP measure)	$8,119	$7,494	$7,044	$6,506	$7,604
less: tax-effected net gain on sale of available for sale investments	(2)	(527)	(254)	-	(55)
add: tax-effected** due diligence and merger-related expenses	841	1,626	622	504	245
Net income excluding tax-effected** due diligence and merger-related expenses and net gain on sale of available for sale investment securities (a non-GAAP measure)	$8,958	$8,593	$7,413	$7,010	$7,794
Basic earnings per common share excluding tax-effected** due diligence and merger-related expenses and security gains (a non-GAAP measure)	$0.51	$0.49	$0.54	$0.52	$0.58
Diluted earnings per common share excluding tax-effected** due diligence and merger-related expenses and security gains (a non-GAAP measure)	$0.50	$0.48	$0.53	$0.51	$0.56

*The Corporation believes the presentation of the above non-GAAP financial measure provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses this non-GAAP financial measure in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measure determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies

** assumed nominal tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Six Months Ended June 30,
	2015	2014

Interest and fees on loans and leases	$50,732	$38,918
Interest on cash and cash equivalents	239	81
Interest on investment securities:
Taxable	2,481	1,842
Non-taxable	241	204
Dividends	54	57
Total interest income	$53,747	$41,102

Savings, NOW and market rate deposits	1,169	825
Wholesale deposits	383	316
Time deposits	538	261
Interest on deposits	2,090	1,402
Interest on short-term borrowings	31	8
Interest on FHLB advances and other borrowings	1,761	1,527
Total interest expense	3,882	2,937

Net interest income	49,865	38,165
Provision for loan and lease losses	1,419	650
Net interest income after provision for loan and lease losses	48,446	37,515

Fees for wealth management services	18,705	18,412
Service charges on deposits	1,464	1,257
Loan servicing and other fees	1,188	874
Net gain on sale of residential mortgage loans	1,586	861
Net gain on sale of investment securities available for sale	813	81
Net gain on sale of other real estate owned	90	220
Dividends on bank stocks	914	278
Insurance revenue	1,838	234
Other operating income	2,344	1,679
Non-interest income	28,942	23,896

Salaries and wages	21,934	18,134
Employee benefits	5,347	3,788
Occupancy and bank premises	5,274	3,616
Furniture fixtures and equipment	3,000	2,072
Advertising	1,036	794
Amortization of intangible assets	1,937	1,273
Due diligence and merger-related expenses	3,795	641
Professional fees	1,500	1,507
Pennsylvania bank shares tax	866	780
Information technology	1,516	1,346
Other operating expenses	7,206	5,574
Non-interest expense	53,411	39,525

Income before income taxes	23,977	21,886
Income tax expense	8,364	7,593
Net income	$15,613	$14,293

Per share data:
Weighted average shares outstanding	17,630,263	13,508,311
Dilutive common shares	349,163	304,913
Adjusted weighted average shares	17,979,426	13,813,224

Basic earnings per common share	$0.89	$1.06

Diluted earnings per common share	$0.87	$1.03

Dividend declared per share	$0.38	$0.36

Effective tax rate	34.9%	34.7%

Supplemental Non-GAAP Performance Measures* (Includes Reconciliation of Non-GAAP to GAAP Performance Measures)
Net income (a GAAP measure)	$15,613	$14,293
less: tax-effected net gain on sale of available for sale investments	(529)	(53)
add: tax-effected** due diligence and merger-related expenses	2,467	417
Net income excluding tax-effected** due diligence and merger-related expenses and net gain on sale of available for sale investment securities (a non-GAAP measure)	$17,550	$14,657
Basic earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$1.00	$1.09
Diluted earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$0.98	$1.06

*The Corporation believes the presentation of the above non-GAAP financial measure provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses this non-GAAP financial measure in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measure determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies

** assumed nominal tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Assets

Interest-bearing deposits with banks	$156,282	$244,248	$202,552	$56,253	$85,946
Investment securities - available for sale	349,496	334,746	229,577	265,939	266,402
Investment securities - trading	4,029	4,035	3,896	3,803	3,597
Loans held for sale	15,363	6,656	3,882	1,375	1,631
Portfolio loans:
Consumer	25,123	20,204	18,480	16,810	18,907
Commercial & industrial	472,702	457,432	335,645	342,524	334,474
Commercial mortgages	924,161	892,675	689,528	683,558	666,924
Construction	88,122	81,408	66,267	59,923	55,051
Residential mortgages	381,323	379,363	313,442	314,127	310,491
Home equity lines & loans	211,982	209,037	182,082	183,314	185,593
Leases	49,850	48,412	46,813	44,982	44,102
Total portfolio loans and leases	2,153,263	2,088,531	1,652,257	1,645,238	1,615,542

Earning assets	2,678,433	2,678,216	2,092,164	1,972,608	1,973,118

Cash and due from banks	20,258	17,269	16,717	11,312	17,018
Allowance for loan and lease losses	(14,959)	(14,296)	(14,586)	(15,599)	(15,470)
Premises and equipment	43,164	42,888	33,748	32,733	32,679
Accrued interest receivable	7,518	7,465	5,560	5,661	5,526
Mortgage servicing rights	4,970	4,815	4,765	4,796	4,760
Goodwill	104,322	101,619	35,502	32,843	32,843
Other intangible assets	26,309	26,522	22,998	17,459	18,092
Bank owned life insurance	32,941	32,772	20,535	20,451	20,375
FHLB stock	11,542	11,541	11,523	12,889	12,775
Deferred income taxes	11,066	12,057	7,011	5,786	5,984
Other investments	9,295	9,238	5,226	4,592	4,507
Other assets	15,155	13,073	5,343	18,351	19,018

Total assets	$2,950,014	$2,943,179	$2,246,506	$2,123,882	$2,131,225

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$328,606	$349,582	$277,228	$256,890	$263,247
Money market	699,263	717,441	566,354	550,238	559,070
Savings	189,120	184,819	138,992	142,364	145,312
Wholesale non-maturity deposits	65,365	69,555	66,693	41,290	41,840
Wholesale time deposits	67,894	73,476	73,458	60,171	50,152
Retail time deposits	274,008	263,996	118,400	121,158	123,572
Total interest-bearing deposits	1,624,256	1,658,869	1,241,125	1,172,111	1,183,193

Non-interest-bearing deposits	636,390	582,495	446,903	438,221	436,739
Total deposits	2,260,646	2,241,364	1,688,028	1,610,332	1,619,932

Long-term FHLB advances and other borrowings	244,923	250,088	260,146	230,574	233,132
Short-term borrowings	26,406	38,372	23,824	13,980	13,320
Other liabilities	36,941	35,452	29,034	21,387	21,470
Shareholders' equity	381,098	377,903	245,474	247,609	243,371

Total liabilities and shareholders' equity	$2,950,014	$2,943,179	$2,246,506	$2,123,882	$2,131,225

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Assets

Interest-bearing deposits with banks	$182,099	$206,694	$115,276	$78,324	$70,775
Investment securities - available for sale	347,046	370,293	252,422	265,491	271,830
Investment securities - trading	4,034	3,897	3,804	3,599	3,518
Loans held for sale	6,735	3,470	982	1,116	1,280
Portfolio loans and leases	2,111,371	2,079,412	1,654,239	1,629,102	1,599,104
Earning assets	2,651,285	2,663,766	2,026,723	1,977,632	1,946,507

Cash and due from banks	16,222	19,092	13,795	12,739	12,067
Allowance for loan and lease losses	(14,346)	(14,866)	(15,837)	(15,672)	(16,073)
Premises and equipment	43,172	44,681	33,290	32,763	32,829
Goodwill	102,237	98,744	35,539	32,843	32,843
Other intangible assets	26,879	26,316	23,392	17,821	18,459
Bank owned life insurance	32,830	32,655	20,478	20,402	20,327
FHLB stock	11,542	11,928	11,419	12,864	12,663
Deferred income taxes	11,819	10,449	2,941	5,926	7,119
Other assets	29,061	25,391	31,102	30,491	29,750

Total assets	$2,910,701	$2,918,156	$2,182,842	$2,127,809	$2,096,491

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$339,101	$341,756	$259,408	$255,601	$264,087
Money market	699,100	724,806	553,708	565,803	556,241
Savings	186,343	185,848	143,650	143,877	143,418
Wholesale non-maturity deposits	61,306	66,677	60,197	43,256	42,970
Wholesale time deposits	69,191	73,443	68,525	54,976	48,791
Retail time deposits	273,718	267,800	120,855	121,986	127,167
Total interest-bearing deposits	1,628,759	1,660,330	1,206,343	1,185,499	1,182,674

Non-interest bearing deposits	580,240	534,403	446,252	426,883	416,104
Total deposits	2,208,999	2,194,733	1,652,595	1,612,382	1,598,778

Long-term FHLB advances and other borrowings	249,678	266,342	237,835	235,091	222,851
Short-term borrowings	34,980	55,207	19,407	14,074	17,220
Other liabilities	37,890	30,935	24,070	22,298	19,368
Shareholders' equity	379,154	370,939	248,935	243,964	238,274

Total liabilities and shareholders' equity	$2,910,701	$2,918,156	$2,182,842	$2,127,809	$2,096,491

Bryn Mawr Bank Corporation

Consolidated Year-to-Date Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Six Months Ended June 30,
	2015	2014
Assets

Interest bearing deposits with banks	$194,328	$67,124
Investment securities - available for sale	358,605	320,868
Investment securities - trading	3,966	2,106
Loans held for sale	5,111	1,729
Portfolio loans and leases	2,095,481	1,453,555
Earning assets	2,657,491	1,845,382

Cash and due from banks	17,649	12,946
Allowance for loan and lease losses	(14,605)	(14,800)
Premises and equipment	43,922	31,414
Goodwill	99,969	32,869
Intangible assets	26,599	20,724
Bank owned life insurance	32,743	20,041
FHLB stock	11,763	11,881
Deferred income taxes	11,669	11,714
Other assets	27,208	22,329

Total assets	$2,914,408	$1,994,500

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$340,421	$257,292
Money market	711,882	563,914
Savings	186,096	134,771
Wholesale non-maturity deposits	63,977	41,564
Wholesale time deposits	71,305	14,210
Time deposits	270,775	162,397
Total interest-bearing deposits	1,644,456	1,174,148

Non-interest-bearing deposits	557,386	400,254
Total deposits	2,201,842	1,574,402

Long-term FHLB advances and other borrowings	257,963	167,089
Short-term borrowings	45,038	16,457
Other liabilities	34,332	24,502
Shareholders' equity	375,233	212,050

Total liabilities and shareholders' equity	$2,914,408	$1,994,500

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	June 30, 2015			March 31, 2015			December 31, 2014			September 30, 2014			June 30, 2014
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$182,099	$124	0.27%	$206,694	$115	0.23%	$115,276	$65	0.22%	$78,324	$46	0.23%	$70,775	$44	0.25%
Investment securities - available for sale:
Taxable	310,011	1,184	1.53%	335,208	1,336	1.62%	221,190	973	1.75%	230,457	884	1.52%	235,853	903	1.54%
Tax-exempt	37,035	157	1.70%	35,085	203	2.35%	31,232	142	1.80%	35,034	149	1.69%	35,977	151	1.68%
Total investment securities - available for sale	347,046	1,341	1.55%	370,293	1,539	1.69%	252,422	1,115	1.75%	265,491	1,033	1.54%	271,830	1,054	1.56%

Investment securities - trading	4,034	11	1.09%	3,897	4	0.42%	3,804	9	0.94%	3,599	9	0.99%	3,518	17	1.94%

Loans and leases *	2,118,106	25,623	4.85%	2,082,882	25,226	4.91%	1,655,221	19,972	4.79%	1,630,218	19,767	4.81%	1,600,384	19,936	5.00%

Total interest-earning assets	2,651,285	27,099	4.10%	2,663,766	26,884	4.09%	2,026,723	21,161	4.14%	1,977,632	20,855	4.18%	1,946,507	21,051	4.34%

Cash and due from banks	16,222			19,092			13,795			12,739			12,067
Less: allowance for loan and lease losses	(14,346)			(14,866)			(15,837)			(15,672)			(16,073)
Other assets	257,540			250,164			158,161			153,110			153,990

Total assets	$2,910,701			$2,918,156			$2,182,842			$2,127,809			$2,096,491

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,224,544	$575	0.19%	$1,252,410	$594	0.19%	$956,766	$422	0.17%	$965,281	$430	0.18%	$963,746	$420	0.17%
Wholesale deposits	130,497	195	0.60%	140,120	188	0.54%	128,722	190	0.59%	98,232	175	0.71%	91,761	147	0.64%
Time deposits	273,718	292	0.43%	267,800	246	0.37%	120,855	143	0.47%	121,986	137	0.45%	127,167	146	0.46%
Total interest-bearing deposits	1,628,759	1,062	0.26%	1,660,330	1,028	0.25%	1,206,343	755	0.25%	1,185,499	742	0.25%	1,182,674	713	0.24%

Borrowings:
Short-term borrowings	34,980	10	0.11%	55,344	21	0.15%	19,407	4	0.08%	14,074	3	0.08%	17,220	5	0.12%
Long-term FHLB advances and other borrowings	249,678	851	1.37%	266,205	910	1.39%	237,835	809	1.35%	235,091	828	1.40%	222,851	781	1.41%
Total borrowings	284,658	861	1.21%	321,549	931	1.17%	257,242	813	1.25%	249,165	831	1.32%	240,071	786	1.31%

Total interest-bearing liabilities	1,913,417	1,923	0.40%	1,981,879	1,959	0.40%	1,463,585	1,568	0.43%	1,434,664	1,573	0.43%	1,422,745	1,499	0.42%

Noninterest-bearing deposits	580,240			534,403			446,252			426,883			416,104
Other liabilities	37,890			30,935			24,070			22,298			19,368
Total noninterest-bearing liabilities	618,130			565,338			470,322			449,181			435,472

Total liabilities	2,531,547			2,547,217			1,933,907			1,883,845			1,858,217

Shareholders' equity	379,154			370,939			248,935			243,964			238,274

Total liabilities and shareholders' equity	$2,910,701			$2,918,156			$2,182,842			$2,127,809			$2,096,491

Interest income to earning assets			4.10%			4.09%			4.14%			4.18%			4.34%

Net interest spread			3.70%			3.69%			3.71%			3.75%			3.92%
Effect of noninterest-bearing sources			0.11%			0.10%			0.13%			0.12%			0.11%

Tax-equivalent net interest income/ margin on earning assets		$25,176	3.81%		$24,925	3.79%		$19,593	3.84%		$19,282	3.87%		$19,552	4.03%

Tax-equivalent adjustment		$106	0.02%		$130	0.02%		$106	0.02%		$106	0.02%		$110	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
Accretion of fair value marks on loans		$1,246			$1,127			$513			$516			$941
Accretion of fair value marks on time deposits		205			245			4			6			6
Accretion of fair value marks on borrowings		65			70			30			30			30
Net interest income from fair value marks		$1,516			$1,442			$547			$552			$977
Effect of fair value mark accretion on tax-equivalent net interest margin		0.23%			0.22%			0.11%			0.11%			0.20%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields

(dollars in thousands)

	For The Six Months Ended June 30,
	2015			2014
	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$194,328	239	0.25%	$69,300	81	0.24%
Federal funds sold	-	-	-	-	-	-
Investment securities available for sale:						%
Taxable	322,421	2,520	1.58%	240,404	1,875	1.57%
Tax-exempt	36,184	360	2.01%	36,270	304	1.69%

Investment securities - available for sale	358,605	2,880	1.62%	276,674	2,179	1.59%

Investment securities - trading	3,966	15	0.76%	3,478	24	1.39%

Loans and leases *	2,100,592	50,850	4.88%	1,575,165	39,043	5.00%

Total interest earning assets	2,657,491	53,984	4.10%	1,924,617	41,327	4.33%

Cash and due from banks	17,649			12,184
Less allowance for loan and lease losses	(14,605)			(15,918)
Other assets	253,873			154,150

Total assets	$2,914,408			$2,075,033

Liabilities:

Savings,NOW and market rate deposits	$1,238,399	$1,169	0.19%	$955,186	$824	0.17%
Wholesale deposits	135,282	383	0.57%	84,402	262	0.63%
Time deposits	270,775	538	0.40%	130,850	316	0.49%
Total interest-bearing deposits	1,644,456	2,090	0.26%	1,170,438	1,402	0.24%

Short-term borrowings	45,038	31	0.14%	15,167	8	0.11%
Long-term FHLB advances and other borrowings	257,963	1,761	1.38%	217,657	1,527	1.41%
Total Borrowings	303,001	1,792	1.19%	232,824	1,535	1.33%

Total interest-bearing liabilities	1,947,457	3,882	0.40%	1,403,262	2,937	0.42%

Noninterest-bearing deposits	557,386			415,810
Other liabilities	34,332			20,948
Total noninterest-bearing liabilities	591,718			436,758

Total liabilities	2,539,175			1,840,020

Shareholders' equity	375,233			235,013

Total liabilities and shareholders' equity	$2,914,408			$2,075,033

Interest income to earning assets			4.10%			4.33%

Net interest spread			3.70%			3.91%
Effect of noninterest-bearing sources			0.10%			0.11%

Tax-equivalent net interest income/ margin on earning assets		$50,102	3.80%		$38,390	4.02%

Tax-equivalent adjustment		$237	0.02%		$225	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
Accretion of fair value marks on loans	$ 2,373	$ 1,702
Accretion of fair value marks on time deposits	450	13
Accretion of fair value marks on borrowings	135	60
Net interest income from fair value marks	$2,958	$1,775
Effect of fair value mark accretion on tax-equivalent net interest margin	0.22%	0.19%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and lease balances

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Asset Quality Data

Nonaccrual loans and leases	$8,996	$9,130	$10,096	$8,336	$8,388
90 days or more past due loans, still accruing	-	-	-	-	-
Nonperforming loans and leases	8,996	9,130	10,096	8,336	8,388
Other real estate owned	843	1,532	1,147	894	853
Total nonperforming assets	$9,839	$10,662	$11,243	$9,230	$9,241

Troubled debt restructurings included in nonperforming assets	$3,960	$4,217	$4,315	$1,725	$1,597
Troubled debt restructurings in compliance with modified terms	4,078	4,145	4,157	6,913	7,487
Total troubled debt restructurings	$8,038	$8,362	$8,472	$8,638	$9,084

Nonperforming loans and leases / portfolio loans & leases	0.42%	0.44%	0.61%	0.51%	0.52%
Nonperforming assets / total assets	0.33%	0.36%	0.50%	0.43%	0.43%
Net loan and lease charge-offs / average loans and leases (annualized)	0.04%	0.16%	0.17%	0.10%	0.05%

Delinquency rate* - Performing and nonperforming loans and leases 30 days or more past due	0.58%	0.51%	0.50%	0.48%	0.64%
Performing loans and leases - 30-89 days past due	$5,233	$3,361	$2,232	$1,739	$3,743
Delinquency rate* - Performing loans and leases - 30-89 days past due	0.24%	0.16%	0.13%	0.11%	0.23%

* as a percentage of total loans and leases

Changes in the allowance for loan and lease losses:

Balance, beginning of period	$14,296	$14,586	$15,599	$15,470	$15,770
Charge-offs	(312)	(928)	(864)	(493)	(304)
Recoveries	125	69	167	72	104
Net charge-offs	(187)	(859)	(697)	(421)	(200)
Provision for loan and lease losses	850	569	(316)	550	(100)
Balance, end of period	$14,959	$14,296	$14,586	$15,599	$15,470

Total Allowance / Total Portfolio loans and leases	0.69%	0.68%	0.88%	0.95%	0.96%
Allowance on originated loans and leases / Originated loans and leases (a non-GAAP measure)	0.88%	0.90%	0.94%	1.01%	1.01%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (a non-GAAP measure)	1.60%	1.61%	1.27%	1.36%	1.42%
Total Allowance / nonperforming loans and leases	166.3%	156.6%	144.5%	187.1%	184.4%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$14,959	$14,296	$14,586	$15,599	$15,470
less: Allowance on acquired loans	22	125	86	273	479
Allowance on originated loans and leases	$14,937	$14,171	$14,500	$15,326	$14,991

Total Allowance	$14,959	$14,296	$14,586	$15,599	$15,470
Loan mark on acquired loans	19,816	19,708	6,422	6,932	7,510
Total Allowance + Loan mark	$34,775	$34,004	$21,008	$22,531	$22,980
Total Portfolio loans and leases	$2,153,263	$2,088,532	$1,652,257	$1,645,238	$1,615,542
less: Originated loans and leases	1,692,041	1,571,377	1,535,003	1,516,104	1,479,526
Net acquired loans	$461,222	$517,155	$117,254	$129,134	$136,016
add: Loan mark on acquired loans	19,816	19,708	6,422	6,932	7,510
Gross acquired loans (excludes loan mark)	$481,038	$536,863	$123,676	$136,066	$143,526
Originated loans and leases	1,692,041	1,571,377	1,535,003	1,516,104	1,479,526
Total Gross portfolio loans and leases	$2,173,079	$2,108,240	$1,658,679	$1,652,170	$1,623,052

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Selected ratios (annualized):

Return on average assets	1.12%	1.04%	1.28%	1.21%	1.45%
Return on average shareholders' equity	8.59%	8.19%	11.23%	10.58%	12.80%
Return on average tangible equity (2)	13.02%	12.36%	14.71%	13.35%	16.31%
Tax-equivalent yield on loans and leases	4.85%	4.91%	4.79%	4.81%	5.00%
Tax-equivalent yield on interest-earning assets	4.10%	4.09%	4.14%	4.18%	4.34%
Cost of interest-bearing funds	0.40%	0.40%	0.43%	0.43%	0.42%
Tax-equivalent net interest margin	3.81%	3.79%	3.84%	3.87%	4.03%
Book value per share	$21.43	$21.26	$17.83	$18.03	$17.74
Tangible book value per share	$14.08	$14.05	$13.59	$14.37	$14.03
Shares outstanding at end of period	17,786,293	17,777,628	13,769,336	13,730,581	13,719,337

Selected data:

Mortgage loans originated	$63,285	$35,728	$29,929	$29,861	$39,575

Residential mortgage loans sold - servicing retained	$28,204	$24,569	$14,382	$16,237	$15,154
Residential mortgage loans sold - servicing released	9,257	2,644	92	539	-
Total residential mortgage loans sold	$37,461	$27,213	$14,474	$16,776	$15,154

Yield on residential mortgage loans sold	2.08%	2.97%	3.25%	2.62%	3.54%

Residential mortgage loans serviced for others	$595,440	$591,989	$590,659	$594,156	$594,660

Total wealth assets under management, administration, supervision and brokerage (1)	$8,536,024	$7,816,441	$7,699,908	$7,580,779	$7,569,842

(1) Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(2) Average tangible equity equals average shareholders' equity minus average goodwill and average other intangible assets.

Selected ratios (annualized):	2015		2014

Return on average assets	1.08%		1.45%
Return on average shareholders' equity	8.39%		13.59%
Return on average tangible equity (1)	12.66%		17.97%
Tax-equivalent yield on loans and leases	4.88%		5.00%
Tax-equivalent yield on interest-earning assets	4.10%		4.33%
Cost of interest-bearing liabilities	0.40%		0.42%
Tax-equivalent net interest margin	3.80%		4.02%

Selected data:

Residential mortgage loans originated	$99,013		$57,467

Residential mortgage loans sold - servicing retained	$52,773		$24,240
Residential mortgage loans sold - servicing released	11,901		152
Total residential mortgage loans sold	$64,674		$24,392

(1) Average tangible equity equals average shareholders' equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

Investment Portfolio - Available for Sale	As of June 30, 2015				As of December 31, 2014

			Net				Net
	Amortized	Fair	Unrealized		Amortized	Fair	Unrealized
SECURITY DESCRIPTION	Cost	Value	Gain / (Loss)		Cost	Value	Gain / (Loss)

U.S. Treasury securities	$101	$101	$-		$102	$100	$(2)
Obligations of the U.S. Government and agencies	92,943	93,125	182		66,881	66,762	(119)
State & political subdivisions - tax-free	40,918	40,967	49		28,955	29,045	90
State & political subdivisions - taxable	350	351	1		-	-	-
Mortgage-backed securities	159,741	161,283	1,542		79,498	81,382	1,884
Collateralized mortgage obligations	35,871	36,094	223		34,618	34,797	179
Other debt securities	1,900	1,894	(6)		1,900	1,900	-
Bond mutual funds	11,956	11,920	(36)		11,956	11,835	(121)
Other investments	3,650	3,761	111		3,643	3,756	113
Total investment portfolio available for sale	$347,430	$349,496	$2,066		$227,553	$229,577	$2,024

Capital Ratios
	Regulatory Minimum
	To Be Well	June 30,	March 31,	December 31,	September 30,	June 30,
Bryn Mawr Trust Company	Capitalized	2015	2015	2014	2014	2014

Tier I capital to risk weighted assets ("RWA")	8.00%	12.26%	12.38%	11.32%	11.60%	11.68%
Total (Tier II) capital to RWA	10.00%	12.93%	13.05%	12.19%	12.54%	12.62%
Tier I leverage ratio	5.00%	9.77%	9.52%	8.98%	9.39%	9.51%
Tangible equity ratio	N/A	8.54%	8.42%	8.19%	9.21%	9.18%
Common equity Tier I capital to RWA	4.50%	12.26%	12.38%	N/A	N/A	N/A

Bryn Mawr Bank Corporation

Tier I capital to RWA	8.00%	12.77%	12.63%	12.00%	12.05%	11.85%
Total (Tier II) capital to RWA	10.00%	13.44%	13.30%	12.87%	12.99%	12.79%
Tier I leverage ratio	5.00%	10.20%	9.77%	9.43%	9.77%	9.67%
Tangible equity ratio	N/A	8.88%	8.87%	8.61%	9.58%	9.32%
Common equity Tier I capital to RWA	4.50%	12.77%	12.63%	N/A	N/A	N/A